SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D. C. 20549

                             FORM 8-K

                          CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                   Date of report: March 31, 2004
                  (Date of earliest event report)

                        eCom eCom.com, Inc.
     -------------------------------------------------------
     (Exact name of Registrant as specified in its charter)

        Florida                              65-0538051
 --------------------------------	 -------------------
 (State or other jurisdiction            (IRS Employer
  of incorporation)	                  Identification No.)

                             000-23617
                       ---------------------
                       (Commission File No.)


                     8125 Monetary Dr. Ste. H-4
                       Riviera Beach, FL 33404
                            561-622-4395
 --------------------------------------------------------------
 (Address and Telephone Number of Principal Executive Offices)



                       2700 PGA Blvd. Suite 103
                     Palm Beach Gardens, FL 33410
                            561-622-4395
 -------------------------------------------------------------
 (Former name or former address, if changed since last report)



                          David J. Panaia
                     8125 Monetary Dr. Ste. H-4
                       Riviera Beach, FL 33404
                            561-622-4395
   -----------------------------------------------------------
   (Name, Address and Telephone Number of Agent for Service)

INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.           Other Events.

Effective March 29, 2004 eCom eCom.com, Inc. announced that Barney A. Richmond has been appointed President of eCom eCom.com, Inc. (eCom). The Board of Directors of eCom decided that Mr. Richmond's extensive experience as an advisor and investor assisting companies with public offerings, mergers and reverse mergers was the perfect fit for eCom and its shareholders to fully utilize the spin-off initiative the company began in December of 2003.

The following sets forth the names and ages of all of the Directors and Executive Officers of eCom, positions held by such persons, length of service, when first elected or appointed and term of office.
                                                          First      Term of
   Name               Age    Position                   Appointed     Office
-----------------     ---    -------------------       -----------   --------
David J. Panaia       64     Chairman, Chief            June 1994    (1),(2)
                             Executive Officer
                             and Director

Barney A. Richmond    52     President and Director     March 2004   (1),(2)

Peter Tamayo, Jr. PHD 41     Chief Technology Officer   June 2002    (1)

Richard C. Turner     44     Chief Financial Officer    April 2001   (1),(2)
                             Treasurer and Director

(1) Officers serve at the pleasure of the Company's Board of Directors.
(2) Each of these Directors was elected to serve until the next Annual Meeting of Shareholders. The Company currently intends to hold its next annual meeting during February 2005. The Board of Directors sets corporate policies that are implemented by the Company's management. In the event that the Board of Directors determines that a member faces a conflict of interest, for any reason, it is expected that the subject director will abstain from voting on the matter that raised the issue.




  On March 29, 2004, the Registrant issued the press release attached as Exhibit 99.1.

Item 7.     Financial Statements and Exhibits

            (c)   Exhibits

            99.1  Press Release


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



eCom eCom.com, Inc.
(Registrant)



Date: March 31, 2004
 /s/ David J. Panaia


David J. Panaia
Chairman and Chief Executive Officer




Exhibit 99.1



eCom eCom.com Announces Barney A. Richmond has been Appointed President

PALM BEACH GARDENS, Fla., Mar 29, 2004 -- eCom eCom.com, Inc. (OTCBB:ECEC) today announced that Barney A. Richmond has been appointed President of eCom eCom.com, Inc. (eCom). The Board of Directors of eCom decided that Mr. Richmond's extensive experience as an advisor and investor assisting companies with public offerings, mergers and reverse mergers was the perfect fit for eCom and its shareholders to fully utilize the spin-off initiative the company began in December of 2003.

The plan to spin off eCom's ten wholly owned subsidiaries has been completed and the Company is now in the process of acquiring certain businesses for each spin-off. To date, the Company has accomplished two acquisitions and has four more under agreement. When announced, eCom shareholders as of the Date of Payment (distribution of stock) for each spin-off will receive new shares of that company.

David J. Panaia, Chairman of eCom stated: "Mr. Richmond's extensive background and understanding of the methodology of reorganization will be necessary to complete the spin-off initiative and revamp eCom. eCom will soon reorganize with an acquisition that will insure our shareholders the fulfillment of our commitments set forth last year."

Mr. Richmond has been an investor in numerous reorganizations and business turnarounds, including many substantial bankruptcy reorganizations. Mr. Richmond was a founder and President of The Richmond Company Inc. which was engaged in heavy construction projects. Mr. Richmond has been a member of the Board of Directors of many public and private companies.

Mr. Richmond stated that his initial work will center on the finalization of ProCard Corporation acquisition of Cornerstone Energy Partners LLP and AAB National's acquisition of 21st Century Oil & Gas Exploration, Inc. Mr. Richmond stated that he wanted to assess the proprietary technology developed at eCom by former president Dr. Peter Tamayo: "Dr. Tamayo and staff have developed technology applications that will further enhance the architecture of the wireless' marketplace as well as tele-medicine. eCom needs to access these markets now!"

Dr. Peter Tamayo has become the Chief Technology Officer of eCom allowing him the opportunity to focus on system applications and designs of eCom business application solutions.

Statements in this news release that are not descriptions of historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expect," "intends," "believes," "plans," "anticipates," "approximately," and "likely," also identify forward-looking statements. All forward-looking statements are based on current facts and analyses. Actual results may differ materially from those currently anticipated due to a number of factors including, but not limited to history of operating losses, anticipated future losses, competition, future capital needs, the need for market acceptance, dependence upon third parties, disruption of vital infrastructure, disruption of communications services marketplace, and due to natural disaster. All forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995.

SOURCE: eCom eCom.com, Inc.
CONTACT:          eCom eCom.com, Inc., Palm Beach Gardens
                  David J. Panaia, 561/622-4395
                  djp@ecomecom.net
                  http://www.ecomecom.net


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